UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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UWHARRIE CAPITAL CORP

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Uwharrie Capital Corp

132 North First Street

Albemarle, North Carolina 28001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

and

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

NOTICE is hereby given that the Annual Meeting of Shareholders of Uwharrie Capital Corp (the “Company”) will be held as follows:

Place:	Stanly County Agri-Civic Center
26032 Newt Road
Albemarle, North Carolina

Date:	Tuesday, May 12, 2015

Time:	4:30 p.m. – 6:00 p.m.	Buffet Dinner & Fellowship
	6:00 p.m.	Business Meeting

The purposes of the meeting are:

1.	To elect four (4) directors to three (3) year terms;

2.	To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2015; and

3.	To transact such other business as may properly be presented for action at the meeting.

You are invited to attend the annual meeting in person. However, even if you plan to attend, you are requested to complete, sign and date the enclosed appointment of proxy and return it promptly in the envelope provided for that purpose or to vote via the internet in order to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

We have elected to furnish our proxy solicitation materials via U.S. mail and also to notify you of the availability of our proxy materials on the internet. The notice of annual meeting, proxy statement, proxy card and annual report are available at www.edocumentview.com/UWHR.

By Order of the Board of Directors

Roger L. Dick
President and Chief Executive Officer

April 13, 2015

Uwharrie Capital Corp

132 North First Street

Albemarle, North Carolina 28001

704-982-4415

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Uwharrie Capital Corp (the “Company”) of appointments of proxy for use at the annual meeting of the Company’s shareholders (the “Annual Meeting”) to be held on May 12, 2015, at 6:00 p.m., in the Stanly County Agri-Civic Center, 26032 Newt Road, Albemarle, North Carolina, and at any adjournments thereof. The Company’s proxy solicitation materials are being mailed on or about April 13, 2015 to shareholders of record as of March 13, 2015.

Voting of Proxies

Persons named in the enclosed appointment of proxy as proxies (the “Proxies”) to represent shareholders at the Annual Meeting are Roger L. Dick, Brendan P. Duffey and Christy D. Stoner. Shares represented by each appointment of proxy that is properly executed, returned and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, such shares will be voted “FOR” the election of each of the four (4) nominees for director named in Proposal 1 and “FOR” Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the Proxies will be authorized to vote for a substitute nominee. On such other matters as may come before the meeting, the Proxies will be authorized to vote in accordance with their best judgment.

Record Date

The close of business on March 13, 2015 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The Company’s voting securities are the shares of its common stock, par value $1.25 per share, of which 20,000,000 shares are authorized and 6,961,484 shares were outstanding on March 13, 2015. There were approximately 3,385 shareholders of the Company’s common stock on March 13, 2015.

The Company’s Articles of Incorporation also authorize the issuance of up to 10,000,000 shares of preferred stock, no par value, having such rights, privileges and preferences as the Board of Directors shall designate from time to time. As of March 13, 2015, there were no shares of the Company’s preferred stock outstanding.

Voting Procedures; Quorum; Votes Required for Approval

At the Annual Meeting, each shareholder will be entitled to one vote for each share of common stock held of record on the Record Date on each matter submitted for voting and, in the election of directors, for each director to be elected. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors.

A majority of the shares of the Company’s common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present, in the case of Proposal 1 below, the four (4) nominees receiving the greatest number of votes shall be elected. In the case of Proposal 2, for such proposal to be approved, the number of votes cast in favor of the proposal must exceed the number of votes cast against the proposal. Abstentions and broker non-votes will have no effect.

Revocation of Appointment of Proxy

Any shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement. Appointments of proxy also may be solicited personally or by telephone by the directors, officers and employees of the Company and its subsidiaries without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to beneficial owners.

Authorization to Vote on Adjournment and Other Matters

Unless the Secretary of the Company is instructed otherwise, by signing an appointment of proxy, shareholders will be authorizing the Proxies to vote in their discretion regarding any procedural motions that may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional appointments of proxy to establish a quorum or to provide additional information to shareholders. However, appointments of proxy voted against any one of the Proposals will not be used to adjourn the Annual Meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Beneficial Ownership of Securities by Directors, Nominees and Executive Officers

As of March 31, 2015, no shareholder known to management beneficially owned more than 5% of the Company’s common stock.

The following table lists the individual beneficial ownership of the Company’s common stock as of March 31, 2015, by the Company’s current directors, nominees for director and executive officers, and by all current directors, nominees, and executive officers of the Company as a group. Current directors, nominees and executive officers as a group beneficially owned 7.31% of the Company’s common stock on such date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class
W. Stephen Aldridge, III	15,124	(3)	0.22
Albemarle, NC
R. David Beaver, III	5,350		0.08
Albemarle, NC
Nadine B. Bowers	28,764	(4)	0.41
New London, NC
Joe S. Brooks	30,302	(5)	0.44
Albemarle, NC
Ronald T. Burleson	19,240	(6)	0.28
Richfield, NC
Bill C. Burnside	13,131	(7)	0.19
Albemarle, NC
Raymond R. Cranford, Jr.	5,292	(8)	0.08
Albemarle, NC
Roger L. Dick	180,953	(9)	2.60
Albemarle, NC
Brendan P. Duffey	31,382	(10)	0.45
Harrisburg, NC
Tara G. Eudy	1,379		0.02
Peachland, NC
Charles F. Geschickter, III	1,392		0.02
Stanfield, NC
Thomas M. Hearne, Jr.	19,505		0.28
Albemarle, NC
Charles D. Horne	1,390		0.02
Wadesboro, NC
W. Kenneth Huntley	7,714		0.11
Wadesboro, NC
Lee Roy Lookabill, Jr.	8,334	(11)	0.12
Wadesboro, NC

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class
W. Chester Lowder	3,610	(12)	0.05
Norwood, NC
Barry S. Moose	1,380		0.02
Mount Pleasant, NC
Cynthia L. Mynatt	3,075		0.04
Concord, NC
James E. Nance	39,571	(13)	0.57
Albemarle, NC
Christy D. Stoner	37,403	(14)	0.54
Albemarle, NC
S. Todd Swaringen	1,530		0.02
Norwood, NC
Jeffrey M. Talley	12,659	(15)	0.18
Stanfield, NC
Edward B. Tyson	7,005	(16)	0.10
Kannapolis, NC
Dusty W. West	33,199	(17)	0.48
Mount Gilead, NC
All current directors, nominees and executive officers as a group (24 persons)	508,684		7.31

(1)	Except as otherwise noted, to the best knowledge of management of the Company, the individuals named or included in the group above exercise sole voting and investment power with respect to all shares shown as beneficially owned. The calculations of the percentage of class beneficially owned by each individual are based on a total of 6,948,379 shares outstanding on March 31, 2015. As of such date, none of the identified individuals owned any stock options entitling the option holder to acquire shares of Company common stock.
(2)	Includes shares over which the named individual shares voting and investment power as follows: Mr. Beaver – 2,236 shares; Mr. Brooks – 15,412 shares; Dr. Burnside – 12,097 shares; Mr. Duffey – 1,112 shares; Mr. Geschickter – 1,392 shares; Mr. Huntley – 7,714 shares; Mr. Lookabill – 3,992 shares; Mr. Lowder – 2,329 shares; Mr. Nance – 12,910; Mr. Talley – 538 shares; and Mr. West – 26,749.
(3)	Includes 1,080 shares held by Dr. Aldridge as custodian for minor child and 12,677 shares held by Dr. Aldridge’s parents, for whom Dr. Aldridge holds Power of Attorney.
(4)	Includes 8,772 shares held by Mrs. Bowers’ spouse.
(5)	Includes 333 shares held by Mr. Brooks’ adult child.
(6)	Includes 953 shares held by Mr. Burleson’s spouse.
(7)	Includes 491 shares held by Dr. Burnside’s spouse.
(8)	Includes 593 shares held by Mr. Cranford as custodian for his daughter.
(9)	Includes 117,447 shares held by the Uwharrie Capital Corp Supplemental Executive Retirement Plan for the benefit of Roger L. Dick, with respect to which John R. Morgan serves as trustee.
(10)	Includes 17,610 shares held by the Uwharrie Capital Corp Supplemental Executive Retirement Plan for the benefit of Brendan P. Duffey, with respect to which John R. Morgan serves as trustee.
(11)	Includes 1,550 shares held by Mr. Lookabill as custodian for his grandchildren.
(12)	Includes 679 shares held by Mr. Lowder’s adult child.

(13)	Includes 13,260 shares held by Mr. Nance as custodian for his daughters and 6,630 shares owned by Mr. Nance’s spouse.
(14)	Includes 4,099 shares held by Ms. Stoner’s daughter.
(15)	Includes 904 shares held by Mr. Talley’s spouse.
(16)	Includes 5,398 shares held by Dr. Tyson’s spouse.
(17)	Includes 2,126 shares held by Mr. West’s sons.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (“SEC”) regarding the amount of and changes in their beneficial ownership of the Company’s common stock. To the knowledge of the management of the Company based upon information supplied to the Company by the directors and executive officers, all required reports of directors and executive officers of the Company were timely filed during the fiscal year ended December 31, 2014, with the exception of initial Form 3 filings of Raymond R. Cranford, Jr., Thomas M. Hearne, Jr., and James E. Nance, which were not timely filed.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws currently provide for a Board of Directors composed of not less than twelve (12) nor more than twenty-one (21) members divided into three classes of directors who are elected to staggered terms of three (3) years. The Board of Directors has set the number of directorships for the Annual Meeting at sixteen (16). The Board of Directors has nominated the four (4) persons named in the following table for election by shareholders at the Annual Meeting as directors of the Company, each to serve for a term of three (3) years or otherwise until their respective successors are duly elected and qualified.

Name and Age	Position with Company	Year First Elected	Principal Occupation and Business Experience for the Past Five Years
W. Stephen Aldridge, III	Director	2006	President/Funeral Director, Stanly Funeral
(41)			Home, Inc., Albemarle, NC
Nadine B. Bowers	Director	2007	Retired; previously, Senior Vice President,
(74)			Strategic Investment Advisors, Inc., and
			Uwharrie Bank (f/k/a Bank of Stanly)
Bill C. Burnside	Director	1998	Retired; previously, Dentist/Sole Proprietor,
(65)			Bill C. Burnside, DDS, Albemarle, NC
Tara G. Eudy	New Nominee	2005	President and Treasurer, Carolina Title
(48)			Company, Inc., Wadesboro, NC

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1 ABOVE.

Incumbent Directors

The Company’s current Board of Directors includes twelve (12) directors whose terms will continue after the Annual Meeting. The following table contains information about those twelve (12) incumbent directors.

Name and Age	Current Term Expires	Year First Elected	Principal Occupation and Business Experience for the Past Five Years
Joe S. Brooks	2017	1997	Owner and Manager, Brothers Precision
(65)			Tool Co., Albemarle, NC
			(tool and die machine shop)
Ronald T. Burleson	2017	1997	Partner, Thurman Burleson & Sons Farm,
(65)			Richfield, NC (cotton and grain farming
			operation; partner in cotton gin)
Raymond R. Cranford, Jr.	2016	2007	Owner and Vice President of Sales,
(60)			Crook Motor Co., Inc., Albemarle, NC
Charles F. (“Tad”) Geschickter, III	2017	2005	President and Chief Executive Officer,
(52)			JTG Racing, Inc.; ST Motorsports, Inc.,
			Harrisburg, NC
Thomas M. Hearne, Jr.	2016	2004	Retired; previously, Geopavement Engineer,
(64)			North Carolina Department of Transportation,
			Harrisburg, NC
Charles D. Horne	2016	2007	President, Hornwood, Inc.,
(63)			Lilesville, NC (textile manufacturing)
W. Chester Lowder	2017	1995	Director of Livestock Program,
(66)			Public Policy Division, NC Farm
			Bureau Federation, Incorporated,
			Raleigh, NC
Barry S. Moose	2017	2008	Vice President, Operations and Maintenance
(52)			Director, SEPI Engineering & Construction
			Co., Charlotte, NC; previously, Division
			Engineer, North Carolina Department of
			Transportation, Albemarle, NC
Cynthia L. Mynatt	2016	2003	President, Ben Mynatt Buick – GMC,
(59)			Concord, NC
James E. Nance	2016	1984	Founder and Managing Member, North
(63)			State Acquisitions, LLC and North State
			Negotiations, LLC (real estate firms
			specializing in right of way negotiations and
			claim settlements)
S. Todd Swaringen	2016	2010	Partner, Beane Swaringen & Company,
(38)			PLLC, Albemarle, NC (certified public
			accountants)
Dusty W. West	2017	1989	President and Owner, Dean’s Ready Mixed,
(62)			Inc., Albemarle, NC (concrete business)

In the tables above, the year first elected indicates the year in which each individual was first elected a director of the former Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable, and does not reflect any break(s) in tenure. On September 1, 2013, Bank of Stanly, Anson Bank & Trust Co., and Cabarrus Bank & Trust Company consolidated under the name of Uwharrie Bank.

Qualifications of Directors

A description of the specific experience, qualifications, attributes, or skills that led to the conclusion that each of the nominees and incumbent directors listed above should serve as a director of the Company is presented below.

W. Stephen Aldridge, III, Ph.D.

Dr. Aldridge has been employed with Stanly Funeral Home, Inc., Albemarle, NC since 2000 and has served as its President since 2003. He is the lead funeral director and funeral home manager. The company employs six full-time and over twenty part-time employees.

Dr. Aldridge earned a Bachelor of Science degree with Honors in Chemistry from Davidson College in 1996 and a Doctor of Philosophy degree in Chemistry in 2001 from the University of North Carolina at Chapel Hill.

Dr. Aldridge holds numerous leadership positions in the community including service as a past Board member of the Stanly County Economic Development Commission, past Board member of the Stanly County Environmental Affairs Board, Board member of the John P. Murray Community Care Clinic, and former member of the Albemarle Rotary Club. He also served on the Board of the Albemarle Rotary Club and as Chairman of the Stanly County Chamber of Commerce in 2007 and was appointed by NC Governor Beverly Perdue to a three-year appointment on the NC Board of Funeral Service in January of 2012 and was reappointed by Governor Pat McCrory to a second three year term in 2015. He currently serves on the Board of Directors for Stanly County Hospice.

He has attended multiple sessions of the North Carolina Bank Directors’ College and North Carolina Advanced Bank Directors’ College.

Dr. Aldridge has served as a member of the Uwharrie Capital Corp Board since 2009. He serves on the Audit Committee.

Nadine B. Bowers

Mrs. Bowers is a former Senior Vice President of both Strategic Investment Advisors, Inc., a wholly-owned subsidiary of the Company, and of Uwharrie Bank (formerly known as Bank of Stanly). She is now retired. Strategic Investment Advisors was incorporated in 1998 and is an SEC-registered investment adviser that provides investment advisory and asset management services.

Mrs. Bowers is a graduate of Kings Business College, Charlotte, NC. She has twenty-one years of banking experience and five years of investment management experience, previously holding Medicare Supplement/Long Term Care, Life/Accident/Health, securities licenses Series 7, Series 63 and Series 65. Prior to her banking experience, she was a stay at home wife, mother, community volunteer and substitute teacher. She also has prior work experience with Collins & Aikman Corporation and Southern Bell Telephone.

She has extensive community involvement and currently serves with the Stanly Regional Medical Center Advisory Board, the Auxiliary and its Foundation Board’s Stanly Society. She also serves with Meals-On-Wheels, Xi Alpha Nu sorority, Daughters of the American Revolution (DAR), Stanly Community College Board of Trustees, serving as Chairwoman, and Stanly Community College Foundation Board. Additionally, she was recently appointed to the North Carolina State Community College Board of Trustees. She is also an active member of Salem United Methodist Church in Albemarle. Previously, Mrs. Bowers served with the Pfeiffer University Friends of the Library, Stanly County YMCA Board and American Red Cross Board.

Mrs. Bowers has extensive banking and investment services experience and civic involvement.

Mrs. Bowers was appointed to the Uwharrie Capital Corp Board in November of 2014 to fill a previous director’s unexpired term. She also currently serves on the subsidiary bank board of Uwharrie Bank, having joined the Board in 2007 when it was known as Bank of Stanly. She served as past Vice Chairwoman and Chairwoman of the Bank of Stanly Board for two years each. She also served as past Chairwoman of the Bank’s Loan Committee.

Joe S. Brooks

Mr. Brooks is the owner and manager of Brothers Precision Tool Co., a tool and die machine shop, in Albemarle, NC. He started the business in 1974 with other family members. The company currently employs five employees and specializes in high precision machine parts for a variety of industries. For over 13 years, he was also an instructor of Machine Technology at Stanly Community College, Albemarle, NC. Additionally, through Stanly Community College, he has performed machine technology in-facility training at various companies.

Mr. Brooks served on the Stanly Regional Medical Center Foundation Board and served as Chairman from 2008 to 2010. He actively serves in his church on its council and executive committee and has served as church treasurer since 1998.

For over 20 years, Mr. Brooks was involved with Cub Scouts and Boy Scouts of Troop 82, serving as Assistant Scoutmaster for over 15 years. He has served as the scout committee chairman since 1990.

He has extensive experience in overall small business management, machine technology and processes.

Mr. Brooks has served on the Uwharrie Capital Corp Board since 2005, having also served a previous six-year term beginning in 1997. He is also past Board Vice Chairman and past Chairman of the Audit Committee, Human Resources Committee, and Properties Committee. He currently serves as Vice Chairman of the Uwharrie Capital Corp Board and member of the Audit Committee. He also serves on the subsidiary bank board of Uwharrie Bank, and as its Vice Chairman.

In 2014, he was appointed by the North Carolina State Governor to the Stanly Community College Board of Trustees for a three-year term.

Ronald T. Burleson

Mr. Burleson is an employee and partner of the family business, Thurman Burleson & Sons Farm, a cotton and grain farming operation in Richfield, NC. The farming operation currently farms over 3,500 acres of land in four counties. Since an early age, Mr. Burleson has been involved with every responsibility of the farming operation. He has also been involved with other family members in starting and operating Rolling Hills Gin, LLC, in Richfield, NC, a cotton gin operation begun in 1996.

Mr. Burleson earned an undergraduate degree in Agronomy from North Carolina State University. Mr. Burleson is involved in leadership roles on the local and state levels. He is a delegate to the National Cotton Council and the Corn Congress of the National Corn Growers Association, past board member of the North Carolina Soybean Production Association, Stanly County and NC State Farm Bureau board member, Corn Producers of North Carolina board member, Beltwide Cotton Cooperative board member and past Chairman and board member of the Southern Southeast Cotton Producers Association.

Mr. Burleson is past president of the North Carolina Cotton Production Association and the Corn Growers Association of North Carolina. He is past President of the Richfield Civitan Club and past Chairman of his church administrative board.

He has extensive experience in overall farm operation management and is heavily involved with regulatory and environmental aspects of the business on the local, state and national levels.

Mr. Burleson has been a member of the Uwharrie Capital Corp Board since 2008, having also served a previous six-year term beginning in 1997. He serves on the Audit Committee.

Bill C. Burnside, D.D.S.

Dr. Burnside owned and operated a private dental practice in Albemarle, NC from 1978 to May 2013, at which time the practice was sold. He has been fully retired since that time. He earned an undergraduate degree in Chemistry from the State University of New York in Binghamton, NY, and a Master of Arts in Teaching degree from the University of North Carolina at Chapel Hill. Dr. Burnside worked as a Research Assistant in the Department of Pathology of the Medical School at the University of North Carolina for one year. He earned a Doctor of Dental Surgery (DDS) degree from the University of North Carolina at Chapel Hill.

Dr. Burnside was recruited to join the North Carolina Air National Guard in 1992, and served as a dentist at the Air Guard base in Charlotte, NC. He retired in May 2012 at the rank of Lieutenant Colonel, after serving as the Chief of Dental Services for most of the 20 years.

Dr. Burnside has been active in the community serving as a member of the Albemarle Rotary Club for over 30 years, having served as treasurer, board member and president. He was an assistant scoutmaster for Troop 82 of the Boy Scouts for nine years, and is a member and deacon of the First Baptist Church, Albemarle.

He has extensive experience in running a small business for three decades: meeting a monthly payroll for six employees, dealing with rising costs, regulations and taxes and meeting the demands of the public.

Dr. Burnside has served on the Uwharrie Capital Corp Board since 2009, having served a previous six-year term beginning in 1998. He serves on the Audit Committee.

Raymond R. (“Rudy”) Cranford, Jr.

Mr. Cranford is an owner and Vice President of Sales for Crook Motor Co., Inc., a new and used truck sales company in Albemarle, NC. He started working with Crook Motor Co. in 1986 as a salesman. He later assumed the sales manager role, and in 1999 became a partial owner in the company. He has bought and sold quality used trucks throughout the United States. The company is also a new truck dealer selling new Western Star trucks.

He is a graduate of North Carolina State University with a degree in Soil Technology and is a member of Farm House Fraternity. Since 2003, he has served on the Albemarle Downtown Development Corporation’s Outdoorsman’s Bonanza Committee for the betterment of downtown Albemarle. He served on the former Bank of Stanly Board of Directors from 2007 to 2013, serving as Vice Chairman for one year and Chairman for two years. Mr. Cranford is also an active member of First Lutheran Church in Albemarle.

Mr. Cranford has extensive experience in business management and previous Board experience.

Tara G. Eudy

Mrs. Eudy is co-owner and President of Carolina Title Company, Inc., Wadesboro, North Carolina, which is an issuing agency providing title insurance policies for both residential and commercial transactions. Carolina Title has been a locally-owned and operated independent agency since its inception in 1995 and is an issuing agent for three national underwriters: Chicago Title Insurance Company, First American and Commonwealth Land Title in North Carolina and Chicago Title in South Carolina.

Mrs. Eudy is a Certified Paralegal, a North Carolina Title Insurance Underwriter, and a member of the North Carolina Bar Association Real Property Section. Mrs. Eudy serves on the North Carolina Land Title Association Board and is treasurer, past secretary and incoming Vice Chairwoman in September of 2015. She is also active in the Friends of Scouting Campaign Committee for Anson County, having served as its Chairwoman for two years. She previously served on the Anson County Chamber of Commerce Board, where she served as past Chairwoman, and the Anson County Hospital Foundation Board. She has also coached girls’ softball with Anson Parks & Recreation for numerous years.

She currently serves on the subsidiary bank board of Uwharrie Bank, having joined the Board in 2005 when it was known as Anson Bank & Trust Co. She served as Vice Chairwoman of the Anson Bank & Trust Board for two years and as Chairwoman for two years.

Mrs. Eudy has extensive experience in business management.

Charles F. (“Tad”) Geschickter, III

Mr. Geschickter is the founder, co-owner, President and Chief Executive Officer of JTG Racing, Inc. and ST Motorsports Marketing, Inc. in Harrisburg, NC. Both companies are mainstays in Stanly and Cabarrus County and have operated in the NASCAR motorsports arena for 20 years. The company employs 49 employees. Prior to founding JTG Racing and ST Motorsports, Mr. Geschickter spent 10 years at Procter & Gamble where he rose through corporate positions from Sales Representative to Senior Regional Sales Manager. At the end of his career with Procter & Gamble, Mr. Geschickter was responsible for managing businesses totaling $300 million in annual revenue.

Mr. Geschickter earned a Bachelor of Arts degree from The College of William and Mary where he was also the captain of the baseball team and president of the College’s Catholic Students Association. In addition to his business, Mr. Geschickter is actively involved in the local community and volunteers much of his personal time with the Animal Adoption League charity.

He has extensive experience in sales, marketing, brand management, personnel management and strategic planning.

Mr. Geschickter has served on the Uwharrie Capital Corp Board since 2005.

Thomas M. Hearne, Jr.

Mr. Hearne is a retired geopavement engineer from the North Carolina Department of Transportation with 30 years of service.

Mr. Hearne earned a Bachelor of Science degree in Civil Engineering from The Citadel, Charleston, SC, and a Master of Engineering degree from the University of Florida, Gainesville, FL. He is a registered Professional Engineer in the State of North Carolina. He has also published articles in the Journal of Geotechnical Engineering, Transportation Research Record, and Proceedings—4th International Conference on Concrete Pavement Design and Rehabilitation. Throughout his career, Mr. Hearne has served as a member and chairman of numerous professional panels and committees at the local, state, and national levels.

Mr. Hearne has served as a member of the Albemarle Planning Board and First Lutheran Church Council. He currently manages two estate funds for First Lutheran Church. He is a member of the Association of Citadel Men and the American Society of Civil Engineers. He also serves as a member of the Board of Trustees of Stanly Community College and a Sunday school teacher at Trinity Place in Albemarle.

He is the inventor of the device currently used in North Carolina to test ride quality and smoothness of asphalt pavements during construction and has extensive experience in structural testing and evaluation of highway pavements.

Mr. Hearne had previously served a nine year term until 2013 on the Uwharrie Capital Corp Board., during which he served on the Audit Committee and the Enterprise Risk Management Committee.

Charles D. Horne

Mr. Horne has been President and owner of Hornwood, Inc., a textile manufacturing company in Lilesville, NC, since 1983. He began employment with the family business in 1973 and was named Sales Manager in 1978. The company employs 350.

Mr. Horne earned a Bachelor of Science degree in Textile Technology from North Carolina State University.

Mr. Horne is the current Chairman of the Anson County Economic Development Corporation. He was President of the Anson County Chamber of Commerce from 1989 – 1990 and was recognized as Anson County Industrialist of the Year in 1994. He has served as President of the Wadesboro Rotary Club, where he also served as Lt. Governor for the Rotary District from 1997 – 1999. Additionally, Mr. Horne held a position on the Anson County Board of Education from 1995 – 2006 and was a member of the All State School Board in 2000. He received the 2003 North Carolina State University College of Textiles Distinguished Alumni Award and the 2009 NCSU College of Textiles Textile Leader of the Year. Mr. Horne is also the past President of the North Carolina Textile Foundation, where he has served since 2009. He is also past President of the Twin Valley Country Club and a former Trustee of Pfeiffer University in Misenheimer, NC.

He has extensive experience in management, personnel and manufacturing systems.

Mr. Horne has served on the Uwharrie Capital Corp Board since 2007 and was a member of the former Anson Bank & Trust Co. Board, having served as its Vice Chairman. He serves on the Audit Committee. He also serves on the subsidiary bank board of Uwharrie Bank.

W. Chester Lowder

Mr. Lowder is the Livestock Director – Public Policy Division for the North Carolina Farm Bureau Federation, Inc., Raleigh, NC. He represents NC Farm Bureau on livestock issues at the state and national level. In addition, he assists in covering many environmental issues and is the primary liaison on soil and water conservation matters. He joined the North Carolina Farm Bureau Federation staff in 1995. Prior to joining NCFB, Mr. Lowder ran a successful dairy operation in Stanly County for more than 25 years.

Mr. Lowder is a graduate of North Carolina State University where he earned a Bachelor of Science degree in Animal Science-Business.

Mr. Lowder has held numerous volunteer leadership positions within North Carolina Farm Bureau including state board, executive committee and vice president. Mr. Lowder has also served in other leadership roles with the Stanly County Farm Bureau, Stanly County Board of Commissioners, Stanly Community College (Albemarle, NC), and various civic and industry groups.

Mr. Lowder currently serves on various committees for the North Carolina Department of Agriculture and Consumer Services, the North Carolina State University College of Agriculture and Life Sciences, and the NC Department of Environmental and Natural Resources. Mr. Lowder is currently a member of committees working with the United States Department of Agriculture, Natural Resource Conservation Service, NC Dairy and Growth Industry Promotion Committee, the Southeast United Dairy Industry Association, and NC Dairy Stabilization, Inc. Board and Steering Committee. He currently serves as associate supervisor on the Stanly Soil and Water Conservation District. He has served on the Executive Committee for the NC Association of Soil and Water Districts and is on the Board of Directors for both the NC Dairy Producers Association as well as the State Animal Response Team where he serves as Chairman and Executive Director. Mr. Lowder is an active member of First United Methodist Church in Norwood, NC, where he serves on several church committees and councils.

He has extensive experience in the agriculture industry locally and at the state and national levels. Additionally, he is actively engaged in local and civic activities to benefit and grow the local community.

Mr. Lowder has extensive experience as a member of the Uwharrie Capital Corp Board, dating back to 1995. He serves as Chairman of the Board of Directors. He also serves on the subsidiary bank Board of Uwharrie Bank, and as its Chairman.

Barry S. Moose

Mr. Moose is the Vice President and part owner of SEPI Engineering & Construction, Charlotte, NC. He has worked with SEPI since September 2012. Prior to September 2012, he worked with the North Carolina Department of Transportation as a Division Engineer. Mr. Moose currently manages the operations of SEPI Engineering and oversees $250 million in construction contracts.

He has a Bachelor of Science degree in Engineering and a Master of Business Administration from The University of North Carolina at Charlotte.

He is an active member of the American Society of Civil Engineers, American Council of Engineering Companies, and American Society of Highway Engineers. He serves as Guest Lecturer at The University of North Carolina at Charlotte. He has received several national awards, including the Transportation Research Board’s award for Outstanding HOV Project Management.

He volunteers for the Juvenile Diabetes Association and is a past Boy Scout leader. He serves in his church as a deacon, administrative team leader and teacher.

He has extensive experience in Transportation Finance and Policy, previously serving on the Executive Committee for Strategic Planning for the Department of Transportation.

Cynthia L. Mynatt

Ms. Mynatt has served as the President of Ben Mynatt Buick-GMC in Concord, NC, since its inception in 1991; Ben Mynatt Nissan in Salisbury, NC since its beginning in 2002; and Ben Mynatt Pre-Owned in Kannapolis since its founding in 2003. In 2008, Ms. Mynatt became the owner, president and manager of Ben Mynatt Chevrolet-Cadillac in Concord, NC, which was founded by her father in 1976. The three automobile franchises and one independent dealership currently employ over 140 employees.

Ms. Mynatt earned a Bachelor of Arts degree from Duke University. She is also a graduate of the NADA Dealer Candidate Academy, General Motors Dealership Management Academy, the American Leadership Forum (Charlotte Region, Senior Fellow) and the N.C. Commissioner of Banks Bank Directors’ College.

Ms. Mynatt is involved in many civic activities. Currently, she serves on the Rowan-Cabarrus Community College Board of Trustees, serving as the Vice Chair, and on its Foundation Board. She also serves on the Ben Mynatt Children’s Foundation Board of Directors and has been a member of the Cabarrus Rotary Club since 1992, formerly serving as President and honored as a Distinguished Rotarian and Paul Harris Fellow. Professionally, she serves on the Board of Directors of the North Carolina Automobile Dealers Association, the NCADA Charitable Foundation, the Greater Charlotte Automobile Dealers Association Board of Directors, and the Charlotte Buick-GMC Local Marketing Groups Board of Directors, serving as Secretary-Treasurer. She has received numerous business awards for her professional achievements.

In years past, she has been active and held leadership positions with the Cabarrus County Economic Development Corporation, the Cabarrus Regional Chamber of Commerce, the Cannon Memorial YMCA of Kannapolis, the University of North Carolina at Charlotte Board of Visitors and Foundation, the United Negro College Fund of Barber-Scotia College of Concord, the United Way of Central Carolinas, Providence Day School Board of Trustees, the Cabarrus County Community Foundation, the Cabarrus College of Health Sciences Board of Trustees and various business activities with General Motors.

Ms. Mynatt has extensive experience in the areas of business management, board involvement and governance, and civic involvement.

Ms. Mynatt has served on the Uwharrie Capital Corp Board since November of 2010.

James E. Nance

Mr. Nance served as Dealer Operator and President for Confederate Motors, Inc. which was a Chevrolet franchised dealership during his tenure with the family operated business from 1973 until the sale of the business in 2007. In 2008 he started North State Acquisitions, LLC and North State Negotiations, LLC which are real estate firms specializing in right of way negotiations and claim settlements.

Mr. Nance is a graduate of the University of North Carolina at Chapel Hill with a B.S. in Business Administration. He also is a licensed Real Estate Broker and Broker in Charge in the State of North Carolina.

He currently serves on the Board of Trustees of Stanly Community College where he is Chairman of the Finance Committee, Board of Directors of the North Carolina Housing Finance Agency, Board of Directors of the North Carolina Railroad Company, Board of Visitors of the University of North Carolina at Chapel Hill, Advisory Committee for the Central N.C. Council Boy Scouts of America, Member of the Eagle Scout Board of Review for the Stanly District, and a member of Central United Methodist Church.

He previously served as Vice Chairman and Member of the North Carolina Board of Transportation, Vice Chairman of the Stanly County Economic Development Commission, Member of the Stanly County Airport Authority, Administrative Board of Central United Methodist Church, Board of Trustees of Pfeiffer University, Board of Directors of Stanly County ARC Services, Inc., Co-Chairman of the North Carolina Automobile Dealers Association Legislative Committee, and Board of Directors of the North Carolina Citizens for Business and Industry.

Mr. Nance is an Eagle Scout and also a recipient of the Silver Beaver Award from the Central North Carolina Council of the Boy Scouts of America.

He has extensive experience in business management, state and federal governmental relations, transportation, and education.

He is an original incorporator of Bank of Stanly (now known as Uwharrie Bank) and has served on the Board of Directors of Bank of Stanly and Uwharrie Capital Corp where he served as Chairman of both organizations. He also served as Vice Chairman of the Board of The Strategic Alliance Corporation, Inc.

S. Todd Swaringen

Mr. Swaringen is a certified public accountant and partner with Beane Swaringen & Company, PLLC. He joined Cynthia H. Beane, CPA, in 1998 as a staff accountant and became a partner in the firm in January of 2006. The firm currently operates offices in Albemarle and Locust, NC, serving tax and accounting needs for small businesses, individuals, not-for-profit entities, estates and trusts. During peak times, the staff includes twelve, five of whom are certified public accountants.

Mr. Swaringen earned a Bachelor of Science degree in accounting from the University of North Carolina at Wilmington. He is a member of the American Institute of Certified Public Accountants and the North Carolina Association of Certified Public Accountants.

Mr. Swaringen is past Chairman of the Stanly County Chamber of Commerce, past Chairman of the Stanly Regional Medical Center Foundation Board, and member of the Albemarle Rotary Club. He is past Chairman of the United Way of Stanly County Board of Directors. He currently serves as a member of the Stanly Community College Board of Trustees and the Stanly County Schools Board of Education. Mr. Swaringen is also an active member of his church.

He has extensive experience in personal and business income taxation. He enjoys working with his clients both to navigate existing tax law and to update them on new legislation that could impact their future returns.

Mr. Swaringen has served on the Uwharrie Capital Corp Board since 2010. He serves as Chairman of the Audit Committee, designated as the financial expert. He also serves on the subsidiary board of Uwharrie Bank.

Dusty W. West

Mr. West is President and Owner of Dean’s Ready Mixed, Inc. in Albemarle, NC. A native of Stanly County, he has worked in the family business since 1972. He has also been very active on the Stanly County Family YMCA Board of Directors for many years.

Mr. West has extensive experience in all areas of business management.

He has numerous years of experience on the former Bank of Stanly board and the holding company board, having served in the Board Chairman and Vice Chairman roles. He also has extensive experience on the Bank’s loan committee.

Director Independence

Each member of the Company’s Board of Directors and each nominee for election to the Board is “independent” as defined by NASDAQ listing standards and by the rules and regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination the Board considered any material insider transactions between directors or nominees for director and the Company or its subsidiaries. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party for comparable transactions.

Director Relationships

No director is a director of any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company held eight (8) regular meetings during 2014. Additionally, there was one (1) strategic planning session held jointly with the Uwharrie Bank Board of Directors. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of any committees on which he or she served, except W. Stephen Aldridge, III, Ronald T. Burleson, Charles F. Geschickter, III, Charles D. Horne, Lee Roy Lookabill, Jr., Barry S. Moose and S. Todd Swaringen, each of whom attended fewer than 75% of such meetings due to prior commitments.

It is the policy of the Company that directors attend each annual meeting and any special meetings of the Company’s shareholders. Sixteen (16) of the Company’s eighteen (18) directors attended the 2014 annual meeting of shareholders.

The Company’s Board of Directors has several standing committees, including a Human Resources & Compensation Committee, a Nominating Committee and an Audit Committee. During 2014, the full Board of Directors served as the Human Resources & Compensation Committee and as the Nominating Committee.

Human Resources & Compensation Committee. The full Board of Directors currently serves as the Human Resources & Compensation Committee. All members of the Human Resources & Compensation Committee are independent directors. The Human Resources & Compensation Committee reviews the compensation process for the Company and its subsidiaries to ensure it is consistent with corporate and board policy. The Human Resources & Compensation Committee serves as the catalyst for the development of compensation related recommendations for all officers of the Company and its subsidiaries and meets with representatives of the Company and each subsidiary to develop recommendations and input into the overall budget process for the Company. Each individual member of the Board of Directors is ultimately responsible for final decisions pertaining to compensation; however, this Committee makes recommendations to the various Boards based upon overall Company policy. During 2014, the entire Board of Directors served as the Human Resources & Compensation Committee and therefore the committee did not meet independently.

The Human Resources & Compensation Committee meets on an as needed basis to review the salaries and compensation programs required to attract and retain the Company’s executive officers and those of its subsidiaries. The Committee participates in the budget process by recommending salary levels for executive and senior officers to be approved by the respective Boards of Directors of the Company and its subsidiaries. The Committee makes recommendations to each of the Boards of Directors regarding the compensation of executive and senior officers with the respective Boards of Directors ultimately determining such compensation. The salary of each of the Company’s executive and senior officers is determined based upon the officer’s experience, managerial effectiveness, contribution to the Company’s overall profitability, maintenance of regulatory compliance standards and professional leadership. The Committee also compares the compensation of the Company’s executive and senior officers with compensation paid to executives of similarly situated bank holding companies, other businesses in the Company’s market area and appropriate state and national salary data. The Human Resources & Compensation Committee has adopted a formal charter, which is included as Exhibit A to this proxy statement.

Nominating Committee. The full Board of Directors currently serves as the Nominating Committee. All members of the Nominating Committee are independent directors. The full board recommended the four (4) nominees for election to the Board of Directors at the Annual Meeting. The Nominating Committee met two (2) times during 2014, however, since May 2014, the full Board of Directors has served as the Nominating Committee and the Nominating Committee has not met independently.

The Company does not have a formal diversity policy in effect relative to the Director Nomination Process; however, the Nominating Committee considers diversity of race, gender, national origin, professional experience, skill, education, differences of viewpoint, leadership and involvement in the community, and other individual qualities and attributes that contribute to board heterogeneity. Since the Company’s inception, its rotating Board of Directors has been comprised of persons with varied expertise who represent the different constituents and needs for financial services of the communities we serve. The Nominating Committee actively seeks individuals who the Committee determines meet such criteria and standards for recommendation to the Board as nominees.

Recommendations of nominee candidates by shareholders for the 2016 annual meeting should be submitted in writing to the Chief Executive Officer of the Company by November 30, 2015, and should be accompanied by a statement of each candidate’s qualifications and willingness to serve as a director. In order to stand for election to the Board of Directors, nominees must have economic, business or residential ties to one or more of the Company’s market areas and must be in compliance with the Company’s Policy Statement and Guidelines for Uwharrie Capital Corp Stock Ownership by Directors. A copy of the Policy Statement may be obtained free of charge upon written request made to the Secretary of the Company. The Nominating Committee has adopted a formal charter, which is included as Exhibit B to this proxy statement.

Audit Committee. The current members of the Audit Committee are S. Todd Swaringen – Chairman, W. Stephen Aldridge, III, Joe S. Brooks, Ronald T. Burleson, Bill C. Burnside and Charles D. Horne. Additionally, James O. Campbell and Samuel M. Leder who are directors of the Uwharrie Bank Board also serve as members of the Committee. The members of the Audit Committee are “financially literate” under applicable standards and, with the exception of Mr. Swaringen, each member of the Audit Committee is “independent” under applicable standards. The Board of Directors has determined that S. Todd Swaringen meets the requirements of the SEC for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the reporting company’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The Audit Committee met four (4) times in 2014. The Report of the Audit Committee is included on page 26 of this proxy statement. The Audit Committee has adopted a formal charter, which is included as Exhibit C to this proxy statement.

Board Leadership Structure and Role in Risk Oversight

The Company’s Board of Directors is comprised of three classes of directors serving staggered three-year terms and includes several standing committees, the responsibilities and membership of which are described above. The Chairman of the Board is a rotating office and overall terms of directors are subject to term limits. The Company’s Chief Executive Officer is not a member of the Board of Directors. The Company has determined that this leadership framework is appropriate given the Company’s organizational structure, core values and the business activities of its subsidiaries.

Under North Carolina law, the Board of Directors is responsible for managing the business and affairs of the Company, including the oversight of risks that could affect the Company. Although the full board has responsibility for the general oversight of risks, it primarily conducts its risk oversight function through committees, including the Audit Committee and the Human Resources & Compensation Committee, as described above, as well as through other committees, including the Internal Loan Committee, the Senior Risk Management Committee, and the Enterprise Risk Management Committee.

During 2010, the Company established the Enterprise Risk Management Committee of the Board of Directors and the Senior Risk Management Committee (internal management). The Enterprise Risk Management Committee is a formal risk management structure designed to anticipate and deal with uncertainties that have the capacity to positively, or negatively, influence the creation of value for the Company on an enterprise level. In establishing this committee, the Board of Directors wished to augment, rather than replace, the Company’s existing risk management practices. In 2014, the full Board assumed the responsibilities of the Enterprise Risk Management Committee. In addition to the Board, the Company’s Chief Executive Officer, Chief Risk Officer, Chief Operating Officer, Chief Financial Officer, and Chief Marketing Officer are members of the ERM Committee. The Company has also established the Senior Risk Management Committee. This committee is a management level committee intended to augment the Company’s existing risk management practices and support the Board of Directors’ Enterprise Risk Management Committee in its role. The Senior Risk Management Committee’s role is to develop tools and methodologies across all business units and subsidiaries to identify, assess, and evaluate risk stemming from strategy, operations, credit, market and interest rates, and reputation.

Given the important role of information technology in the Company’s operations and customer service, the Senior Risk Management Committee members include associates from the Technology department. Significant strategic information technology initiatives or changes, including security risks, are brought to this committee. Minutes of this committee are reported to the Uwharrie Capital Corp Board.

Information security is the process by which an organization protects and secures its systems, media, and facilities that process and maintain information vital to its operations. Protection of information assets is necessary to establish and maintain trust between a financial institution and its customers, maintain compliance with the law, and protect the reputation of the institution. Timely and reliable information is necessary to process transactions and support financial institution and customer decisions. The security of the Company’s systems and information is essential to its safety and soundness and to the privacy of customer financial information. These security programs must have strong board and senior management level support, integration of security activities and controls throughout the organization’s business processes, and clear accountability for carrying out security responsibilities.

A financial institution establishes and maintains truly effective information security when it continuously integrates processes, people, and technology to mitigate risk in accordance with risk assessment and acceptable risk tolerance levels. The Company protects its information by instituting a security process that identifies risks, forms a strategy to manage the risks, implements the strategy, tests the implementation, and monitors the environment to control the risks. Risk management practices should promote effective, safe, and sound IT operations that ensure the continuity of operations and the reliability and availability of data.

The Internal Loan Committee is charged with making decisions on loan requests that exceed loan officer lending authority levels. The process includes participation in active discussion regarding the loans under consideration, including loan structure and risk tolerance. Loans that exceed the Loan Committee’s authority, along with insider loans, are recommended for approval to the Board of Directors of Uwharrie Bank for further action. The Internal Loan Committee is also responsible for reviewing certain reports presented by Credit Administration to include asset quality reports to manage loan delinquency, non-performing assets, charge-offs and classified loans. In addition, the Internal Loan Committee reviews exceptions for policy, documentation and loan-to-value along with loan concentration reports and allowance of loan losses and lease methodology and quarterly calculations. The Internal Loan Committee reports its activities in detail to the Bank’s Board of Directors monthly.

The Internal Loan Committee reviews loan requests for relationships that exceed $500,000 in exposure for structure and repayment terms, underwriting, collateral, and risk grading. The Internal Loan Committee also reviews annual loan reviews prepared by Credit Administration for loan relationships with exposure of $1 million and greater. The Internal Loan Committee reviews loans and relationships that are potential problems, loans that are in or proceeding into foreclosure/collection status and other special circumstances as presented by loan officers of Uwharrie Bank.

Director Compensation

During 2014, each director received a fee of $200 for each Board of Directors meeting attended and $100 for attendance at each meeting of a committee. Members of the Audit Committee were paid $100 per hour for Audit Committee meetings attended due to the additional time required. Directors also received an allowance for travel associated with their attendance at meetings of the Board of Directors and its committees and reimbursement of any expenses for director education conferences. The following table presents a summary of all compensation earned by the Company’s directors for their service as such during the year ended December 31, 2014.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation(1)	Total
W. Stephen Aldridge, III	$1,350	—	—	$70	$1,420
Nadine B. Bowers(2)	0	—	—	0	0
Joe S. Brooks	2,900	—	—	473	3,373
Ronald T. Burleson	1,100	—	—	60	1,160
Bill C. Burnside	2,700	—	—	120	2,820
Raymond R. Cranford, Jr.	1,500	—	—	60	1,560
Charles F. Geschickter, III	600	—	—	30	630
Thomas M. Hearne, Jr.	1,500	—	—	60	1,560

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation(1)	Total
Charles D. Horne	1,650	—	—	360	2,010
W. Kenneth Huntley(3)	1,300	—	—	315	1,615
Joseph R. Kluttz, Jr.(4)	2,700	—	—	235	2,935
Lee Roy Lookabill, Jr.(3)	1,100	—	—	270	1,370
W. Chester Lowder	2,650	—	—	303	2,953
Barry S. Moose	1,300	—	—	150	1,450
Cynthia L. Mynatt	1,500	—	—	180	1,680
James E. Nance	1,500	—	—	60	1,560
Susan J. Rourke(5)	500	—	—	90	590
S. Todd Swaringen	1,700	—	—	80	1,780
Edward B. Tyson(3)	1,800	—	—	240	2,040
Dusty W. West	1,300	—	—	50	1,350

(1)	Consists of a travel allowance for attendance at Board of Directors and committee meetings and any reimbursement of expenses for director education conference(s).
(2)	Nadine B. Bowers was appointed to the Board of Directors November 18, 2014, to fill the unexpired term of Joseph R. Kluttz, Jr. Her first scheduled board meeting to attend was January 20, 2015.
(3)	Messrs. Huntley, Lookabill, and Tyson’s respective terms on the Company’s Board of Directors expire at this year’s Annual Meeting.
(4)	Joseph R. Kluttz, Jr. resigned from the Board of Directors November 6, 2014.
(5)	The term of Mrs. Rourke expired effective May 13, 2014.

Executive Officers

The following table contains information about the executive officers of the Company and its direct and indirect subsidiaries.

Name and Age	Position with the Company and/or Subsidiary and Prior Experience	Employed Since
Roger L. Dick	President and Chief Executive Officer, Uwharrie Capital Corp;	1983
(63)	Chief Executive Officer, Uwharrie Bank
Brendan P. Duffey	Chief Operating Officer, Chief Risk Officer and Executive Vice President	2004
(66)	Uwharrie Capital Corp; President, Uwharrie Bank
R. David Beaver, III	Chief Financial Officer, Uwharrie Capital Corp and Uwharrie Bank	2005
(32)
Christy D. Stoner	Chief Executive Officer, Strategic Investment Advisors, Inc.;	1991
(50)	Executive Vice President, Uwharrie Bank
Jeffrey M. Talley	President, Strategic Investment Advisors, Inc.;	1997
(41)	Executive Vice President, Uwharrie Bank

Executive Compensation

The following Summary Compensation Table shows all cash and non-cash compensation paid to, received by or deferred by Roger L. Dick, Brendan P. Duffey, R. David Beaver, III, Christy D. Stoner and Jeffrey M. Talley (the “Named Executive Officers”) for services rendered in all capacities during the fiscal years ended December 31, 2014 and 2013. Compensation paid to the Named Executive Officers consisted of cash salary, bonus, equity compensation in the form of incentive stock option awards, 401(k) matching contributions, insurance premiums paid on behalf of each of the Named Executive Officers, commission-based compensation and certain perquisites. The following table summarizes the dollar amounts of each element of compensation and, for incentive stock options, the aggregate grant date fair value computed in accordance with Accounting Standards Codification 718 issued by the Financial Accounting Standards Board. None of the Named Executive Officers received perquisites in an aggregate amount exceeding $10,000 during the fiscal years ended December 31, 2014 and 2013.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation(2)	Total
Roger L. Dick,	2014	$248,455	$20,000	—	$4,969	$125,000	$25,984	$424,408
President and Chief Executive	2013	248,455	—	—	—	125,000	23,801	397,256
Officer of the Company;
Chief Executive Officer of the Bank
Brendan P. Duffey,	2014	226,685	20,000	—	4,534	98,500	23,596	373,315
Chief Operating Officer,	2013	226,685	—	—	—	98,500	22,030	347,215
Chief Risk Officer and Executive
Vice President of the Company;
President of the Bank
R. David Beaver, III	2014	130,000	—	—	2,600	—	14,812	147,412
Chief Financial Officer	2013	105,833	—	—	450	—	11,914	118,197
of the Company and Bank
Christy D. Stoner,	2014	153,493	—	—	3,070	43,300	59,975	259,838
Chief Executive Officer,	2013	153,493	—	—	450	43,300	54,318	251,561
Strategic Investment
Advisors, Inc.; Executive
Vice President of the Bank
Jeffrey M. Talley,	2014	83,784	—	—	1,676	—	156,590	242,050
President,	2013	83,784	—	—	400	—	156,077	240,261
Strategic Investment Advisors, Inc.;
Executive Vice President of the Bank

(1)	Includes amounts deferred at the officers’ election pursuant to the Company’s 401(k) Plan.
(2)	Includes 401(k) matching contributions and the dollar value of certain insurance premiums paid on behalf of the named officers for group term life and disability insurance. Also included are Company contributions allocated to each of the officers under the Company’s Employee Stock Ownership Plan and, to the extent applicable, payments made pursuant to commission or revenue sharing arrangements.

Stock Options and Incentives

At the 2006 annual meeting, the shareholders of the Company approved the Uwharrie Capital Corp 2006 Incentive Stock Option Plan. The 2006 Incentive Stock Option Plan provides for the issuance of up to 158,071 shares (as adjusted for stock dividends) of the Company’s common stock to officers and other full-time “key employees” of the Company and its subsidiaries upon the exercise of incentive stock options meeting the qualifications of Section 422 of the Internal Revenue Code.

The shareholders also approved the Uwharrie Capital Corp 2006 Employee Stock Purchase Plan at the 2006 annual meeting. The Employee Stock Purchase Plan provides for the grant of purchase options of up to 105,299 shares of the Company’s common stock upon the exercise of purchase options meeting the qualifications of Section 423 of the Internal Revenue Code.

The Company has not adopted any plan providing for the grant of restricted stock or long-term compensation units.

No incentive stock options or purchase options were granted to the Named Executive Officers during 2014 and 2013. As of December 31, 2014, there were no vested or unvested incentive stock options to purchase shares of the Company’s common stock held by any of the Named Executive Officers.

Employee Stock Ownership Plan

The Uwharrie Capital Corp Employee Stock Ownership Plan and Trust (“ESOP”) became effective on January 1, 1999. During 2014, the Company completed the process of terminating the ESOP and distributing plan assets to the ESOP participants. Under the ESOP, all associates who were employed by the Company or any of its direct or indirect subsidiaries for at least 1,000 hours during a given plan year and who had attained the age of 18 were eligible to participate. All ESOP participants who were employed by the Company or any of its direct or indirect subsidiaries prior to January 1, 2007 were fully vested in their ESOP accounts and participants who were hired on or after January 1, 2007 were subject to a three-year cliff vesting schedule with respect to their ESOP accounts. Pursuant to the ESOP, there were formerly 486,045 dividend-adjusted shares held in trust, with R. David Beaver, III, Roger L. Dick, Brendan P. Duffey, David C. Gaskin, Susan B. Gibson, J. Michael Massey and Christy D. Stoner, serving as trustees. Such shares were distributed to the ESOP participants prior to December 31, 2014.

Supplemental Executive Retirement Plan

The Company has implemented a non-qualified deferred compensation plan for certain executive officers. Certain of the plan benefits will accrue and vest during the period of employment, and can be paid in one lump sum payment or will be paid in fixed monthly benefit payments for up to ten years commencing with the officer’s retirement or separation from service under certain circumstances.

Effective December 31, 2008, this plan was amended and restated to comply with Section 409A of the Internal Revenue Code. The participants’ account liability balances were transferred into a trust fund, where investments can be participant-directed. The plan is structured as a defined contribution plan and the Company’s expected annual funding contribution for the participant has been calculated through the participant’s expected retirement date. Under the terms of the agreement, the Company has reserved the absolute right, at its sole discretion, to either fund or refrain from funding the plan.

PENSION BENEFITS

Name	Plan Name	No. of Years of Credited Service	Accumulated Benefit	Payments During Last Fiscal Year
Roger L. Dick	Supplemental Executive Retirement Plan	31	$1,149,068	-0-
Brendan P. Duffey	Supplemental Executive Retirement Plan	10	948,594	-0-
R. David Beaver, III	—	—	-0-	-0-
Christy D. Stoner	Supplemental Executive Retirement Plan	23	404,327	-0-
Jeffrey M. Talley	—	—	-0-	-0-

The Company has purchased life insurance policies on certain of its executive officers. The Company has entered into Endorsement Method Split-Dollar Plan Agreements (the “Split-Dollar Agreements”) with Roger L. Dick and Christy D. Stoner. Under the terms of the Split-Dollar Agreements, the proceeds from each policy are divided between the Company and the executive’s designated beneficiary with the executive’s designated beneficiary receiving up to 85% of the difference between the total proceeds of the policy and the policy’s cash value. The Company has also provided a term life insurance policy on Brendan P. Duffey. As of December 31, 2014, the survivor’s benefit for the named beneficiaries of Mr. Dick, Mr. Duffey and Ms. Stoner under these life insurance policies was $2,262,581, $1,000,000 and $930,607 respectively.

Transactions with Management

Uwharrie Bank (formerly Bank of Stanly, Anson Bank & Trust Co., and Cabarrus Bank & Trust Company) and The Strategic Alliance Corporation have had, and expect to have in the future, transactions in the ordinary course of business with certain of the directors and executive officers and their associates of the Company and its direct and indirect subsidiaries. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with other persons not affiliated with the lender and do not involve more than the normal risk of collectability or present other unfavorable features.

Loans made by the Company’s bank subsidiary to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating and dollar limitations on amounts of certain loans. In addition, Regulation O prohibits any favorable treatment being extended to any director or executive officer in any of the bank’s lending matters. To the best knowledge of the management of the Company and its bank subsidiaries, Regulation O has been complied with in its entirety.

In 2014, the Bank purchased a piece of property located at 700 Church Street, Concord, North Carolina from a limited liability company that was owned, in part, by certain insiders of the

Company and the Bank. Nadine B. Bowers, Cynthia L. Mynatt and Edward B. Tyson, each of whom is a member of the Company’s Board of Directors, Roger L. Dick and Brendan P. Duffey, each of whom is an executive officer of the Company, and W. Stephen Aldridge, Jr., who is the father of a member of the Company’s Board of Directors, were each members in the limited liability company that formerly owned the property purchased by the Bank. These individuals accounted for a non-controlling interest of approximately 12.1% of the limited liability company’s total ownership. This limited liability company was originally formed by 37 friends of the Bank in 2004 to provide a favorable occupancy cost to the Bank during a time when the Bank’s ability to invest in fixed assets was limited by applicable banking laws. In 2014, it was determined that the Bank could legally purchase the property and that such a purchase would be financially beneficial to the Bank.

The value of the interest of each of the above-named insiders in the transaction was: Mrs. Bowers – $81,844, Ms. Mynatt – $23,384, Mr. Tyson – $11,692, Mr. Dick – $30,400, Mr. Duffey – $23,384 and Mr. Aldridge – $23,384. The transaction was evaluated and approved by the disinterested members of the Boards of Directors of the Company and the Bank and the purchase price of $1,610,000 was based on a current, independent appraisal of the property. Investors in the limited liability company realized an internal rate of return of less than 2% in connection with the transaction.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Dixon Hughes Goodman LLP, Certified Public Accountants, as the Company’s independent accountants for 2015, and a proposal to ratify that appointment will be submitted for shareholder approval at the Annual Meeting. A representative of Dixon Hughes Goodman LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and the representative will have the opportunity to make a statement if he or she desires to do so.

Please see below for additional information regarding Audit Fees paid to Dixon Hughes Goodman LLP as well as the Report of the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

AUDIT FEES

The Company has incurred or expects to incur fees in connection with its annual audit and quarterly reviews of the Company’s consolidated financial statements.

The Company also engages Dixon Hughes Goodman LLP to provide other attestation and audit-related services. These fees were primarily related to a custody audit, compliance examinations, and audits of the Company’s benefit plans. All services rendered by Dixon Hughes Goodman LLP during 2014 and 2013 were subject to pre-approval by the Audit Committee.

The following table sets forth the fees paid to Dixon Hughes Goodman LLP in various categories in 2014 and 2013.

Category	Amount Paid 2014	Amount Paid 2013
Audit Fees:	$155,315	$167,396
Audits of annual consolidated financial statements and reviews of interim financial statements
Audit-Related Fees:	44,000	52,500
Attestation services related to benefit plans and routine accounting consultations and SSAE 16 and Registered Investment Advisor exam procedures
Tax Fees:	25,875	27,200
Corporate tax compliance and tax-related advisory services
All Other Fees:	0	0

Total Fees Paid	$225,190	$247,096

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company’s and its subsidiaries’ internal audit programs. The Audit Committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The Audit Committee has in place pre-approval policies and procedures that involve an assessment of the performance and independence of the Company’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its oversight of the Company’s audit process in 2014, the Audit Committee reviewed and discussed the audited consolidated financial statements with management. The Audit Committee, prior to approving the consolidated financial statements for inclusion in the Company’s Form 10-K, also discussed with the independent auditors, Dixon Hughes Goodman LLP, all matters required to be discussed as required by Public Company Accounting Oversight Board Auditing Standard No. 16, Communication with Audit Committees. Furthermore, the Audit Committee received from Dixon Hughes Goodman LLP disclosures regarding their independence and discussed such information with Dixon Hughes Goodman LLP.

Based on the review and discussions above, the Audit Committee (i) recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2014, for filing with the SEC and (ii) recommended that shareholders ratify the appointment of Dixon Hughes Goodman LLP as auditors for 2015.

The Audit Committee has considered whether the principal accountant’s provision of other non-audit services to the Company is compatible with maintaining the independence of Dixon Hughes Goodman LLP. The Audit Committee has determined that such services are compatible with maintaining the independence of Dixon Hughes Goodman LLP.

This report is submitted by the Audit Committee:

S. Todd Swaringen—Chairman

W. Stephen Aldridge, III

Joe S. Brooks

Ronald T. Burleson

Bill C. Burnside

Charles D. Horne

James O. Campbell (Uwharrie Bank Board member)

Samuel M. Leder (Uwharrie Bank Board member)

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly be presented for action at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.

PROPOSALS OF SHAREHOLDERS

Any proposal of a shareholder which is intended to be presented at the Company’s 2016 Annual Meeting must be received by the Company at its main office in Albemarle, North Carolina, no later than December 14, 2015, to be considered timely received for inclusion in the proxy statement and appointment of proxy to be distributed in connection with that meeting. If a proposal for the 2016 annual meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Company by February 19, 2016 for it to be timely received for consideration. The Company will use its discretionary authority for any proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to the Chairman of the Board of Directors, Uwharrie Capital Corp, P.O. Box 338, Albemarle, North Carolina 28002-0338, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

As required by applicable SEC rules and regulations, the Company has furnished a notice of internet availability of proxy materials to all shareholders as part of this proxy statement, and all shareholders will have the ability to access this proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014 as filed with the SEC, by logging on at www.edocumentview.com/UWHR.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S 2014 ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TAMARA M. SINGLETARY, EXECUTIVE VICE PRESIDENT – INVESTOR RELATIONS AND CORPORATE SECRETARY, P.O. BOX 338, ALBEMARLE, NORTH CAROLINA 28002-0338.

Exhibit A

Uwharrie Capital Corp

Human Resources and Compensation Committee Charter

Purpose

The Human Resources and Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Uwharrie Capital Corp (the “Company”) to discharge the Board’s responsibilities relating to human resources and compensation of the Company’s directors and executive officers. The Committee has overall responsibility for establishing corporate goals and objectives relevant to determining director and executive officer compensation and for evaluating and approving or recommending for approval to the Board the director and officer compensation plans, policies and programs of the Company. In discharging its responsibilities, the Committee shall, on an annual basis: (i) review and report on the performance of the President and Chief Executive Officer (the “CEO”); (ii) review and recommend all elements and amounts of CEO compensation; (iii) review and recommend Board and committee compensation; (iv) approve compensation of other executive officers; and (v) review and recommend any management incentive compensation plans.

Committee Membership

The Committee shall consist of the entire Board of Directors, unless it is deemed necessary that a smaller group is needed. Each member of the Committee shall: (i) be “independent” as defined by applicable rules and regulations promulgated under the Securities Exchange Act of 1934; (ii) a “Non-Employee Director” as that term is defined under Rule 16b-3 promulgated by the Securities and Exchange Commission (the “SEC”) and any other applicable SEC regulation; (iii) an “Outside Director” as that term is defined for the purposes of Internal Revenue Code Section 162(m); and (iv) shall meet all other applicable legal requirements. The Committee will also consider the absence or presence of material relationships with the Company which might impact independence. Members shall be appointed and removed by the Board. A majority of the members of the Committee shall constitute a quorum.

Operations

The Committee shall meet at least once a year. Additional meetings may occur as the Committee deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Board members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

Authority

The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain, as it deems appropriate and reasonably necessary, outside counsel or other experts or consultants at the Company’s sole expense. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of the Company or its subsidiaries, whom such member believes to be reliable and competent in the matters presented, and (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

Committee Responsibilities

The Committee shall set corporate goals and objectives relevant to director and executive officer compensation. In setting these goals and objectives, the Committee should consider, at a minimum, the Company’s performance and relative stockholder return. The Committee shall annually review and evaluate the corporate goals and objectives and amend such goals in its discretion.

The Committee shall have the responsibility to review the performance of the CEO on an annual basis in light of the corporate goals and objectives. The Committee shall report its findings concerning the performance of the CEO to the Board, and shall make recommendations to the Board based on its findings.

The Committee shall have the responsibility to review all forms of compensation received by the CEO and the amounts thereof. The Committee shall also have the responsibility of recommending to the Board for approval any changes in form or amount of compensation received by the CEO.

The Committee shall have the responsibility of reviewing, and recommending for approval changes, if any, to, the compensation paid to Board members for their service on the Board and any committees thereof.

The Committee shall have the responsibility of approving the form and amount of compensation received by executive officers other than the CEO. The Committee may solicit and accept, reject or modify the recommendation of the CEO with respect to the compensation of other executive officers.

The Committee shall have the responsibility of reviewing any management incentive compensation plan, in effect or contemplated. The Committee shall also have the responsibility of recommending for approval the adoption of or any changes to any management incentive compensation plan. The Committee shall also be responsible for administering any incentive stock option plan adopted by the Company and approved by its shareholders. In reviewing incentive arrangements, the Committee shall consider any risk posed by such arrangements, and whether the incentive plans encourage participants to focus on proper goals and objectives.

In determining appropriate levels of compensation, whether for officers, directors, or other employees, the Committee should evaluate whether applicable compensation, benefit, and/or incentive plans (i) promote acceptable levels of risk, (ii) encourage appropriate levels of long-term value creation, and (iii) avoid the promotion of unnecessary and excessive risk taking.

The Committee shall make other reports to the Board when the Committee deems it appropriate or upon request of the Board. The Committee shall periodically review and update this Charter, as necessary, to ensure appropriate corporate governance.

Exhibit B

Uwharrie Capital Corp

Nominating Committee Charter

Purpose

The Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Uwharrie Capital Corp (the “Company”): (i) to assist the Board, on an annual basis, by identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the next meeting of shareholders at which directors are to be elected; (ii) to assist the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members and to recommend to the Board qualified individuals to fill any such vacancy; and (iii) to recommend to the Board, on an annual basis, director nominees for each Board committee.

Committee Membership

The Committee shall consist of no fewer than three members, each of whom shall be a director of the Company. Each member of the Committee shall: (i) be “independent” as defined by applicable NASDAQ listing standards and (ii) shall meet all other applicable legal requirements. The Committee will also consider the absence or presence of material relationships with the Company which might impact independence. Members shall be appointed by the Chairman of the Board, subject to Board approval. Committee members may be removed by the Board. A majority of the members of the Committee shall constitute a quorum.

Operations

The Committee shall meet at least once a year. Additional meetings may occur as the Committee deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee shall have the authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms, at the Company’s expense.

The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other associates of the Company or its subsidiaries, whom such member believes to be reliable and competent in the matters presented, and by (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

Committee Responsibilities

The Committee shall have the responsibility to develop and recommend criteria for the selection of new directors to the Board, which criteria shall include, but not be limited to, the criteria set forth in Article IV of the Company’s bylaws. The Committee shall have the power to apply the standards imposed by all applicable federal laws and the underlying purpose and intent thereof in connection with such identification process.

When vacancies occur on the Board or otherwise at the direction of the Board, the Committee shall actively seek individuals whom the Committee determines meet such criteria and standards for recommendation to the Board as nominee(s).

The Committee shall recommend to the Board, on an annual basis, nominees for election as directors for the next annual meeting of shareholders.

The Committee shall make other reports to the Board when the Committee deems it appropriate or upon request of the Board.

Exhibit C

Uwharrie Capital Corp

Audit Committee Charter

Organization

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. The Company shall strive to have all its Audit Committee members meet the requirements for independence set forth in the NASDAQ listing rules. Members of the Audit Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Audit Committee and at least one member shall have accounting, related financial management expertise, or other comparable experience or background that results in the individual’s financial sophistication.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports and other operating controls of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, the financial management and other employees of the Company.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices and other operating controls of the Company are of high quality and are in accordance with all requirements.

In carrying out these responsibilities, the Audit Committee will:

•	Select, evaluate, and where appropriate, replace the independent auditors to audit the financial statements of the Company and its subsidiaries. In doing so, obtain the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discuss with the auditors the auditors’ independence. The independent auditors are to be accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders.

•	Review the scope of the audit and the audit procedures utilized.

•	Review with the independent auditors, the internal auditor and the Company’s financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company. Emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Be available to the independent auditors during the year for consultation purposes.

•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented.

•	Review with management and the independent accountants the Company’s financial disclosure documents, including all annual and quarterly financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders. Following the satisfactory completion of each year-end review, recommend to the Board the inclusion of the audited financial statements in the Company’s filing on Form 10-K. The year-end review shall include any significant problems and material disputes between management and the independent accountants and a discussion with the independent accountants out of management’s presence of the quality of the Company’s accounting principles as applied in its financial reporting, the clarity of the Company’s financial disclosures and degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in, preparing the financial disclosure. With respect to the independent accountants’ reviews of quarterly reports on Form 10-Q, communication from the independent accountants may be received on behalf of the Audit Committee by the Committee Chair, who will report thereon to the full Audit Committee at its next meeting.

•	Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•	Receive reports or summaries of findings from completed internal audits, together with management responses, and monitor progress of the proposed internal audit plan, with explanations for any deviations from the original plan.

•	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of reviews conducted.

•	Prepare the reports required by the laws, rules, and regulations of the applicable regulatory authorities to be included in the Company’s annual proxy statement.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on May 12, 2015.
Vote by Internet
• Go to www.envisionreports.com/UWHR
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	ELECTION OF DIRECTORS: Election of four (4) Directors for terms as indicated below or until their successors are duly elected and qualified. Nominees for Three-Year Terms:									+
		For	Withhold		For	Withhold		For	Withhold
	01 - W. Stephen Aldridge, III	☐	☐	02 - Nadine B. Bowers	☐	☐	03 - Bill C. Burnside	☐	☐

	04 - Tara G. Eudy	☐	☐

		For	Against	Abstain
2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: To ratify the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.	☐	☐	☐	3.	OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Annual Meeting.

B	Non-Voting Items

Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark this box if you plan to attend the Annual Meeting.	☐
Complete the enclosed DINNER RESERVATION POSTCARD and mail to Uwharrie Capital Corp.

C	Authorized Signatures —	This section must be completed for your vote to be counted. —
Date and Sign Below

lnstruction: Please sign below exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+

    020X3E

Annual Meeting Materials are available on-line at:

http://www.envisionreports.com/UWHR

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — UWHARRIE CAPITAL CORP

ANNUAL MEETING OF SHAREHOLDERS

May 12, 2015, 6:00 p.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Roger L. Dick, Brendan P. Duffey and Christy D. Stoner, (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all outstanding shares of the common stock of Uwharrie Capital Corp (the “Company”) held of record by the undersigned on March 13, 2015, at the Annual Meeting of Shareholders of the Company to be held at the Stanly County Agri-Civic Center, 26032 Newt Road, Albemarle, North Carolina, 6:00 p.m. on May 12, 2015, and at any adjournments thereof (the “Annual Meeting”).

I (We) direct that the shares represented by this appointment of proxy be voted as instructed on this proxy. In the absence of any instruction, those shares may be voted “FOR” the election of each nominee named in Proposal 1 and “FOR” Proposal 2. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Company’s Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

IMPORTANT: TO ENSURE YOUR SHARES ARE REPRESENTED AND THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING,

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY THE INTERNET

OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PLEASE COMPLETE THE ENCLOSED DINNER RESERVATION POSTCARD AND MAIL TO UWHARRIE CAPITAL CORP.

DINNER WILL BEGIN AT 4:30 p.m.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	ELECTION OF DIRECTORS: Election of four (4) Directors for terms as indicated below or until their successors are duly elected and qualified. Nominees for Three-Year Terms:									+
		For	Withhold		For	Withhold		For	Withhold
	01 - W. Stephen Aldridge, III	☐	☐	02 - Nadine B. Bowers	☐	☐	03 - Bill C. Burnside	☐	☐

	04 - Tara G. Eudy	☐	☐

		For	Against	Abstain
2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: To ratify the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.	☐	☐	☐	3.	OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Annual Meeting.

Complete the enclosed DINNER RESERVATION POSTCARD and mail to Uwharrie Capital Corp.

B	Authorized Signatures —	This section must be completed for your vote to be counted. —
Date and Sign Below

lnstruction: Please sign below exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+

    020X4E

Annual Meeting Materials are available on-line at:

http://www.edocumentview.com/UWHR

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

REVOCABLE PROXY — UWHARRIE CAPITAL CORP

ANNUAL MEETING OF SHAREHOLDERS

May 12, 2015, 6:00 p.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Roger L. Dick, Brendan P. Duffey and Christy D. Stoner, (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all outstanding shares of the common stock of Uwharrie Capital Corp (the “Company”) held of record by the undersigned on March 13, 2015, at the Annual Meeting of Shareholders of the Company to be held at the Stanly County Agri-Civic Center, 26032 Newt Road, Albemarle, North Carolina, 6:00 p.m. on May 12, 2015, and at any adjournments thereof (the “Annual Meeting”).

I (We) direct that the shares represented by this appointment of proxy be voted as instructed on this proxy. In the absence of any instruction, those shares may be voted “FOR” the election of each nominee named in Proposal 1 and “FOR” Proposal 2. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Company’s Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

IMPORTANT: TO ENSURE YOUR SHARES ARE REPRESENTED AND THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING,

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PLEASE COMPLETE THE ENCLOSED DINNER RESERVATION POSTCARD AND MAIL TO UWHARRIE CAPITAL CORP. DINNER WILL BEGIN AT 4:30 p.m.